Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Prospectus Supplement filed with Registration Statement on Form S-3 of Thumzup Media Corporation of our report dated March 11, 2025, relating to our audits of the December 31, 2024 and 2023, financial statements of Thumzup Media Corporation.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Salt Lake City, Utah

July 9, 2025